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                                                                      EXHIBIT 99

                                         Contact:  Randall Oliver   (media)
                                         (323) 869-7607
                                         randall.oliver@smartandfinal.com
                                         --------------------------------

                                         Richard Phegley   (investors)
                                         (323) 869-7779
                                         rick.phegley@smartandfinal.com
                                         ------------------------------



 SMART & FINAL IDENTIFIES PRIOR-YEARS ACCOUNTING ISSUES IN NORTHERN CALIFORNIA
                           BROADLINE FOODSERVICE UNIT

    Total Amount of Restatement Not Expected to Exceed $6 Million After-Tax


  LOS ANGELES, April 22, 2002 - Smart & Final Inc. (NYSE - SMF) today reported that it has identified certain accounting issues at its Stockton, California broadline foodservice subsidiary which impact prior-years reported operating results. The aggregate amount of the potential adjustments is not expected to exceed a $6 million after-tax reduction in reported income for prior years. The adjustments required are expected to be non-cash and are not expected to affect current operations.

  The company had been scheduled to release first quarter 2002 financial results today but has elected to delay the release until approximately May 8, 2002. A conference call with company management originally scheduled for April 23, 2002 will also be rescheduled.

     In conjunction with restructuring activities at the Stockton unit, the company identified certain adjustments required to properly reconcile its accounting records and to correct other issues relating to marketing income recognition. The company expects that the restatement of reported results will encompass more than one fiscal year.

     Ross Roeder, chairman and chief executive officer, stated "While we're disappointed that these accounting issues have occurred, their discovery was part of our aggressive rebuilding of broadline foodservice operations in northern California. We took immediate steps to thoroughly investigate, and based on our review, we took prompt remedial actions including the replacement of local unit financial management. These accounting issues relate to prior years and are not expected to affect current operations."

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Smart & Final Inc. Identifies Prior-Years Accounting Issues

     Roeder added, "Our core store operations remain strong and have enjoyed good sales growth in the 2002 first quarter. Our broadline foodservice business continues to make solid operational progress and today's actions help to build a solid foundation for its future. Our 2002 growth plans for both stores and broadline foodservice are unaffected by these prior-years issues and I look forward to our first quarter earnings release when we will discuss our performance trends in more detail."

     Because of the ongoing nature of the inquiry, the information contained herein is subject to change and the company will update information with respect to the material results of the inquiry upon its completion.

     Founded in 1871 in downtown Los Angeles, Smart & Final Inc. operated 232 stores in California, Oregon, Washington, Florida, Arizona, Nevada, Idaho and Northern Mexico at the end of the 2001 fiscal year. The Company also operates two broadline foodservice distribution companies in northern California and Florida. For more information, visit the Company's website at www.smartandfinal.com.
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  This Smart & Final press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management's belief or opinion which reflect its current understanding or belief with respect to such matters. Actual results may differ materially and adversely from such statements due to known and unknown factors, including the results of the company's inquiry, costs and uncertainties associated with other potential actions, the application of certain accounting principles, the impact of the errors and inquiry on the subsidiary's business, and the other risks associated with the company's business detailed in its periodic filings with the Securities and Exchange Commission. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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